UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2012

Zevotek, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-137210	05-0630427
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

19 Sylvan Avenue, Second Floor
Englewood Cliffs, NJ 07632
(Address of principal executive offices) (zip code)

(201) 820-0357
(Registrant's telephone number, including area code)

900 Southeast Ocean Blvd.
Stuart, FL 34994
(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, the board of directors of Zevotek, Inc. (the "Company") appointed Jason Ryu as its Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and director.  Mr. Ryu, 67, has been President of Ionair Corporation since 2006 and President of Blink Innovation Group Inc. since 2010. Mr. Ryu, through Ionair Corporation, has a patent application pending with the U.S. Patent Office for the Ionic Bulb and holds patents internationally for the Ionic Bulb.  From 1997 to 2006, Mr. Ryu was a partner of Trans World Merchants, Inc., an importer and exporter of consumer products. Mr. Ryu was chosen to be a director of the Company based on his general industry experience and knowledge of the Company's licensed products.

On May 18, 2007, the Company and Mr. Ryu entered into a License and Supply Agreement pursuant to which the Company licensed the right to market and sell the Ionic Bulb (the “May 2007 Agreement”).  On February 24, 2009, the Company entered into an Exclusive License and Sales Agreement with Mr. Ryu in order to renegotiate the terms of the May 2007 Agreement (the “February 2009 Agreement”).  Pursuant to the terms of the February 2009 Agreement, Mr. Ryu granted to the Company a worldwide exclusive license to manufacture, market, use, sell, distribute and advertise certain products.  In consideration for the license, the Company issued Mr. Ryu 50,000,000 (pre-split) shares of Common Stock   Under the February 2009 Agreement, the Company also retained Mr. Ryu as a non-exclusive independent contractor sales representative to obtain purchase orders of the licensed products on behalf of the Company.  A copy of the May 2007 Agreement and the February 2009 Agreement are included as exhibits to our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on August 21, 2007 and February 27, 2009, respectively.

On March 2, 2011, the Company and Mr. Ryu entered into a non-exclusive Purchasing Representative Agreement pursuant to which Mr. Ryu would identify certain manufacturers of the Ionic Bulb in consideration for 25,000,000 (pre- split) shares of the Company’s Common Stock which represents a prepayment of Mr. Ryu’s fee based on his right to receive payments based on the Company’s purchase cost of the Ionic Bulb from the identified manufacturers.

Currently, Mr. Ryu beneficially owns 18,900 shares of the Company’s common stock.

Mr. Ryu has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Ryu and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Ryu has, or will have, a direct or indirect material interest, except as described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVOTEK, INC.
(Registrant)

Date: May 16, 2012	By:	/s/ Jason Ryu
Jason Ryu Chief Executive Officer and Chief Financial Officer